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                                                                    EXHIBIT 99.1

                              SETTLEMENT AGREEMENT

     This Settlement Agreement (this "Agreement") is made as of November 1, 2005, by and between nVidia Corporation and nVidia US Investment Company (collectively, "nVidia") and the Official Committee of Unsecured Creditors (the "Committee"), appointed in the bankruptcy case (the "Bankruptcy Case") of 3dfx Corporation (the "Debtor"), pending as Chapter 11 Case No. 02-55795 JRG, in the United States Bankruptcy Court for the Northern District of California (the "Bankruptcy Court"), on the basis of the following facts:

                                    RECITALS

     A. On October 15, 2002, the Debtor filed in the Bankruptcy Court a voluntary petition for relief under chapter 11 of the U.S. Bankruptcy Code (the "Code"), thereby commencing the Bankruptcy Case.

     B. On January 24, 2003, the Bankruptcy Code entered an order that a chapter 11 trustee should be appointed in the Bankruptcy Case. Mr. William A. Brandt, Jr. was thereafter appointed as the trustee (the "Trustee") of the bankruptcy estate (the "Bankruptcy Estate") of the Debtor, and he continues to so serve.

     C. On February 24, 2003, the Trustee filed a Complaint against nVidia in the Bankruptcy Case, thereby commencing Adversary Proceeding No. 03-5079 JRG (the "Adversary Proceeding").

     D. The claims filed or scheduled in the Bankruptcy Case include claims of landlords Carr America Realty, L.P., Carr America Realty Corp. and Carlyle Fortran Trust, for amounts allegedly owing by the Debtor under or based on real property leases (collectively, the "Landlords' Claims").

     E.   Any recovery in the Adversary Proceeding will be for the benefit of
(1) persons who and entities that now or hereafter hold claims against, or the right to payment of expenses incurred by, the Bankruptcy Estate, which claims or expenses (collectively, the "Senior Claims") are given priority, by section 507 of the Code, over the general unsecured claims against the Bankruptcy Estate; and (2) the holders of general unsecured claims (the "General Claims") against the Bankruptcy Estate, which holders are the constituents of the Committee.

     F. After several months of mediation, the Committee and nVidia have agreed to a proposal made by the mediators to the Committee, nVidia and the Trustee, to settle all claims of the Bankruptcy Estate against nVidia, on the following terms and conditions, which terms will assure that all valid Senior Claims are paid in full and the valid General Claims are paid to an extent the Committee has concluded is adequate and reasonable in light of all the circumstances.

                                   AGREEMENT

     Therefore, for good and valuable consideration, including the mutual promises recited herein, the parties agree as follows:

     1.   PAYMENTS BY NVIDIA

          On or as soon as practicable after the date (the "Effective Date") that an order, acceptable in form and substance to the Committee and nVidia (the "Confirmation Order"), of the Bankruptcy Court, confirming a plan of reorganization of the Debtor, with all of the terms set
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forth in section 2 of this Agreement (the "Plan"), becomes an order that is final, not stayed or enjoined, not subject to any pending appeal or motion for reconsideration, and the time for any appeal or motion for reconsideration has lapsed (a "Final Order"), nVidia shall make two payments to an escrowholder (the "Escrowholder") designated in the Plan, calculated as follows:

     1.1 Senior Claims Account. nVidia shall pay to the Escrowholder exactly Five Million, Five Hundred Twenty-Four Thousand, Seven Hundred Fifty-Nine Dollars and Seventy-Seven Cents ($5,524,759.77), to fund partially an account (the "Senior Claims Account") for the payment in full of those Senior Claims (the "Primary Senior Claims") allowed by a Final Order of the Bankruptcy Court, which do not constitute the Other Senior Claims described in section 1.2 of this Agreement.

     1.2 General Claims Account. nVidia shall pay to the Escrowholder exactly Twenty-Five Million Dollars ($25,000,000.00), to fund an account (the "General Claims Account") for (i) the payment of general unsecured claims allowed in the Bankruptcy Case and (ii) all Senior Claims (the "Other Senior Claims") incurred
(A) in connection with resolution of any dispute over the validity, amount, priority of any general unsecured claim in the Bankruptcy Case, including but not limited to any dispute over any limitation on any of the Landlords' Claims, or (B) in connection with any collection or recovery of any asset or alleged asset of the Bankruptcy Estate, including but not limited to prosecution of avoiding powers, excluding only the Adversary Proceeding.

  2. THE PLAN

     The Plan shall include all of the following provisions and no provisions that contradict any of these provisions:

     2.1 All Cash to the Senior Claims Account. On or as soon as practicable after the Effective Date, all cash and cash equivalents in the Bankruptcy Estate shall be transferred to the Senior Claims Account.

     2.2 Adjustments to the Senior Claims Account.

         a. If after the payment of all Primary Senior Claims resolved in accordance with section 2.6 of this Agreement, funds remain in the Senior Claims Account, all such funds shall be paid forthwith by the Escrowholder to nVidia.

         b. To the extent the total of the Primary Senior Claims exceeds the sum of the cash deposited in the Senior Claims Account pursuant to sections 1.1 and
2.1 of this Agreement, additional funds to enable the Escrowholder to pay the principal amount of Senior Claims in full shall be paid to the Escrowholder in the following order:

            (1) the next $500,000 shall be paid from the General Claims Account; and then

            (2) the next $500,000 shall be paid by nVidia; and then

            (3) all further funds needed shall be paid equally, on a dollar-for-dollar basis, from the General Claims Account and by nVidia.


     2.3 Mutual General Releases. As of the Effective Date, all persons and entities that could claim by, through or on behalf of the Bankruptcy Estate (the "Estate Representatives"), including but not limited to the Trustee, the Committee and the Debtor, on the one hand, and nVidia, on the other hand, will each thereupon be deemed to have forever released



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and absolutely and forever discharged the other, including its officers, directors, predecessors, attorneys, employees, consultants and other agents and representatives, from any and all claims, debts, expenses, attorneys' fees, actions, causes of action, rights, obligations, liabilities, defenses, setoffs and demands of every character, nature and kind, liquidated or unliquidated, fixed or contingent, disputed or undisputed, known or unknown, which one has, owns or holds against the other, relating to the Debtor (the "Released Claims").

     2.4 California Civil Code Section 1542 Waiver. nVidia and the Estate Representatives will each be deemed to have acknowledged, as of the Effective Date, that there is a risk that subsequent to the Effective Date, he, she or it may discover facts or legal theories, or discover, incur or suffer losses, which were unknown or unsuspected at the time this Agreement was executed, and which, if known by he, she or it on the date of this Agreement, might have materially affected a decision to enter into this Agreement. Each of nVidia and the Estate Representatives will be deemed to have acknowledged and agreed, as of the Effective Date, that, by reason of the Plan becoming effective, he, she or it has assumed the risk of unknown facts and unsuspected claims or theories and intends and agrees that the release in the Plan will apply thereto. Therefore, each of nVidia and the Estate Representatives will be deemed to have waived, as of the Effective Date, all rights he, she or it may have under Section 1542 of the Civil Code of California, which reads as follows:

     "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     2.5 Proponent. The Committee shall be the proponent of the Plan, which shall, in all respects, be acceptable in form and substance to nVidia.

     2.6 Resolution of Primary Senior Claims.

          a. The Plan shall set a bar date of 30 days after the Effective Date for the submission to the Bankruptcy Court of Primary Senior Claims, to the extent not therefore barred.

          b. The Plan shall provide that each of nVidia and the Committee has standing to object to the validity, amount or priority of any Primary Senior Claim. (nVidia will not have standing to object to any claim to be paid exclusively and directly from the General Claims Account.)

     2.7 Approval of Compromise. The order of the Bankruptcy Court confirming the Plan shall be acceptable in form and substance to nVidia and the Committee and shall include a provision approving this Agreement as a compromise, entitling this Agreement and the parties hereto to all of the benefits and protection that would have resulted from the granting of a motion by the Trustee for approval of this Agreement, under Rule 9019(a) of the Federal Rules of Bankruptcy Procedure.

     2.8 Consequences of Denial of Confirmation. If the Bankruptcy Court shall fail or refuse to confirm the Plan, shall confirm any other plan of reorganization in the Bankruptcy Case, or shall convert the Bankruptcy Case to a liquidation under chapter 7 of the Code, then, at the option of either party hereto, this Agreement, and all obligations of the parties under this Agreement, shall be terminated, and no party (nor any other person or entity) shall have any further rights under this Agreement.



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     3.   GENERAL PROVISIONS

          3.1 No Reliance on Others. Each party to this Agreement represents to the other that, in executing this Agreement, it has relied solely upon its own judgment, belief and knowledge, and upon the advice and recommendation of its own advisors and counsel concerning the nature, extent and duration of its rights and obligations deriving from this Agreement, or relating to the Released Claims, the Senior Claims or the General Claims, and that the party has not relied on the other party or any other person or entity not described above in this section.

          3.2 Choice of Law. This Agreement shall be interpreted, enforced and governed by and under the laws of the State of California, as California's laws are applied to contracts executed in California, by persons and concerning transactions solely within California.

          3.3 Joint Drafting and Negotiation. This Agreement has been jointly negotiated and drafted. The language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against either of the parties.

          3.4 No Admission. This Agreement is intended to compromise disputed claims and defenses, and nothing herein shall constitute or evidence the existence of any event, fact or thing, except as expressly agreed herein as of the Effective Date.

          3.5 Successors. The rights and obligations of the parties under this Agreement shall, upon the Effective Date, inure to and be binding upon the Bankruptcy Estate, all of the Estate Representatives, nVidia, and their respective successors and assigns.

          3.6 Third Party Beneficiaries. This Agreement is intended to benefit only the Bankruptcy Estate, the parties and those others expressly released under the Plan in accordance with section 2.3 of this Agreement. With those exceptions, there are no third party beneficiaries of this Agreement.

          3.7 Integration; Amendment. All agreements of the parties with respect to the subject matter hereof are contained in this Agreement, and this Agreement shall supersede all prior negotiations, agreements and understandings of the parties with respect thereto. This Agreement cannot be modified, except by a written document duly executed by both parties.

          3.8 Warranty of Signatories. Each person executing this Agreement on behalf of a party hereby individually represents and warrants to the other party that he or she has the authority to execute this Agreement on behalf of, and fully bind, his or her purported principal.

          3.9 Further Assurances. The parties hereby agree to execute such other documents, provide such evidence to the Bankruptcy Court, and take such other actions as may reasonably be necessary to obtain Bankruptcy Court approval of the terms of this Agreement, to cause the Effective Date to occur as soon as reasonable, and to effectuate the purposes of this Agreement.

          3.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          3.11 Litigation Expenses. In the event that suit is brought for the breach of or to enforce any of the terms of this Agreement, the prevailing party therein shall be entitled to its expenses of litigation, including costs, disbursements and reasonable attorneys' fees, from the non-prevailing party.


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          3.12 Severability.  After the Effective Date, should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and the illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

                                   NVIDIA CORPORATION


                                   By
                                     --------------------------------------

                                   [Title]


                                   NVIDIA US INVESTMENT COMPANY


                                   By
                                     --------------------------------------

                                   [Title]

                                   OFFICIAL COMMITTEE OF UNSECURED CREDITORS
                                   OF 3DFX, INC.


                                   By   /s/ D. Losik, Chairman

                                        [list each member entity and the name
                                        and title of the person signing for the
                                        member]



















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     3.12 Severability. After the Effective Date, should any provision of this
Agreement be declared or determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and the illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

                                        NVIDIA CORPORATION

                                        By: /s/ Dwight Shannon
                                           ------------------------------------
                                        [Title] Vice President,
                                                General Counsel & Secretary


                                        NVIDIA US INVESTMENT COMPANY

                                        By: /s/ Stephen H. Pettigrew
                                           ------------------------------------
                                        [Title] Director/Secretary


                                        OFFICIAL COMMITTEE OF UNSECURED
                                        CREDITORS OF 3DFX, INC.

                                        By
                                          -------------------------------------
                                          [list each member entity and the name
                                          and title of the person signing for
                                          the member]


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